Exhibit 99.1

NeoPhotonics Reports Record

First Quarter 2016 Financial Results

•	Record Revenue of $99.1 million for the quarter
•	Non-GAAP Gross Margin of 32.8% for the quarter
•	Adjusted EBITDA of $12.3 million for the quarter
•	Full Year Revenue Outlook Revised Upward to 20-25%

SAN JOSE, Calif. — April 28, 2016 - NeoPhotonics Corporation (NYSE: NPTN), a leading designer and manufacturer of advanced hybrid photonic integrated optoelectronic modules and subsystems for bandwidth-intensive, high-speed communications networks, today announced financial results for its first quarter ended March 31, 2016.

“In our first quarter NeoPhotonics delivered excellent results, as we achieved record revenue, record revenue growth and record EBITDA.  Our revenue for 100G products was up 24% sequentially, accounting for 65% of our first quarter revenue,” said Tim Jenks, CEO of NeoPhotonics.  “Maintaining our leadership in 100G and beyond solutions we introduced a number of exciting new products and technologies during the quarter.  We see the overall environment for 100G products globally as very robust and given the acceleration in our organic demand, we are bringing additional capacity on line over the next quarters. As a result, we anticipate revenue growth to be in the range of 20-25% for the year,” concluded Mr. Jenks.

First Quarter Summary

•	Revenue was $99.1 million, up $17.8 million, or 21.8%, from the first quarter of 2015, and up $10.0 million, or 11.2%, from the prior quarter
•	GAAP Gross margin was 31.4%, up from 29.6% in the first quarter of 2015, and up from 28.2% in the prior quarter
•	Non-GAAP Gross margin was 32.8%, up from 31.3% in the first quarter of 2015, and up from 32.4% in the prior quarter
•	GAAP Net income was $2.3 million, up from $0.1 million in the first quarter of 2015, and up from $0.4 million in the prior quarter
•	Non-GAAP Net income was $7.0 million, up from earnings of $4.2 million in the first quarter of 2015, up from $6.9 million in the prior quarter
•	GAAP Diluted earnings per share was $0.05, up from $0.00 in the first quarter of 2015, and up from $0.01 in the prior quarter

•	Non-GAAP Diluted earnings per share was $0.15, up from $0.13 in the first quarter of 2015, and down from earnings of $0.16 in the prior quarter
•	Adjusted EBITDA was $12.3 million, up from $9.9 million in the first quarter of 2015, and up from $11.8 million in the prior quarter

Non-GAAP results exclude $1.3 million of amortization of acquisition-related intangibles, fixed asset step-up costs and $3.4 million of stock based compensation expenses.

At March 31, 2016, cash and cash equivalents, short-term investments and restricted cash, together totaled $103.8 million, up from $102.0 million at December 31, 2015.  Restricted cash at March 31, 2016 was $2.7 million, consistent with December 31, 2015.

Outlook for the Quarter Ending June 30, 2016

The Company’s expectations for the second quarter 2016 are:

•	Revenue in the range of $97 million to $102 million
•	Non-GAAP Gross margin in the range of 29% to 31%
•	Diluted net income (loss) per share in the range of a 2 cent loss to earnings of 5 cents, and
•	Non-GAAP diluted earnings per share in the range of 8 cents to 15 cents

The Non-GAAP outlook for the second quarter of 2016 excludes the impact of expected amortization of intangibles of approximately $1.3 million and the anticipated impact of stock-based compensation of approximately $3.4 million, of which $0.5 million is estimated for cost of goods sold.

Non-GAAP and Adjusted EBITDA Measures vs. GAAP Financial Measures

The Company’s Non-GAAP and Adjusted EBITDA measures exclude certain GAAP financial measures.  A reconciliation of the Non-GAAP and Adjusted EBITDA financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion at the end of this press release.  These non-GAAP financial measures differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies.  As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons.  NeoPhotonics believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Conference Call

The Company will host a conference call today, April 28, 2016, at 4:30 P.M. Eastern Time (1:30 p.m. Pacific Time).  The call will be available, live, to interested parties by dialing +1 844-809-8111. For international callers, please dial +1 541-797-7255.  The Conference ID number is 89646691.  A live webcast will be available in the Investor Relations section of NeoPhotonics website at: www.neophotonics.com.

A replay of the webcast will be available in the Investor Relations section of the Company’s web site after the conclusion of the call and remain available for approximately 30 calendar days.

About NeoPhotonics

NeoPhotonics is a leading designer and manufacturer of advanced hybrid photonic integrated optoelectronic modules and subsystems for bandwidth-intensive, high-speed communications networks.  The Company’s products enable cost-effective, high-speed data transmission and efficient allocation of bandwidth over communications networks.  NeoPhotonics maintains headquarters in San Jose, California and ISO 9001:2000 certified engineering and manufacturing facilities in Silicon Valley (USA), Japan and China.  For additional information visit www.neophotonics.com.

© 2016 NeoPhotonics Corporation. All rights reserved. NeoPhotonics and the red dot logo are trademarks of NeoPhotonics Corporation. All other marks are the property of their respective owners.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include statements about the following topics: future financial results, the Company’s market position and industry trends.  Forward-looking statements are subject to certain risks and uncertainties that could cause the actual results to differ materially.  Those risks and uncertainties include, but are not limited to, such factors as: possible reduction in or volatility of customer orders or delays in shipments of products to customers; timing of customer drawdowns of vendor-managed inventory; possible disruptions in the supply chain or in demand for the Company’s products due to industry developments; the ability of the Company's vendors and subcontractors to supply or manufacture the Company's products in a timely manner; economic conditions or natural disasters; volatility in utilization of manufacturing operations, supporting utility services and other manufacturing costs; reductions in the Company’s rate of new design wins, and/or the rate at which design wins go into production, and the rate of customer acceptance of new product introductions; the Company’s reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure that may arise from changing supply or demand conditions in the industry; the impact of any previous or future acquisitions; challenges involving integration of acquired businesses and utilization of acquired technology, including the acquisition of EMCORE’s tunable laser product line and EigenLight’s precision optical power monitor business in 2015; market adoption, revenue growth and margins of acquired products; changes in demand for the Company's products; the impact of competitive products and pricing and alternative technological advances; the accuracy of estimates used to prepare the Company's financial statements and forecasts; the timely and successful development and market acceptance of new products and upgrades to existing products; the difficulty of predicting future cash needs; the nature of other investment opportunities available to the Company from time to time; the Company’s operating cash flow; changes in economic and industry projections; a decline in general conditions in the telecommunications equipment industry or the world economy generally; and the effects of seasonality. For further discussion of these risks and uncertainties, please refer to the documents the Company files with the SEC from time to time, including the Company's Annual Report on Form 10-K for the year ended December 31, 2015.  All forward-looking statements are made as of the date of this press release, and the Company disclaims any duty to update such statements.

NeoPhotonics Corporation

Clyde R. Wallin, +1-408-678-1852

Chief Financial Officer

ray.wallin@neophotonics.com

Sapphire Investor Relations, LLC

Erica Mannion, +1-617-542-6180

Investor Relations

ir@neophotonics.com

NeoPhotonics Corporation

Condensed Consolidated Balance Sheets (Unaudited)

(In thousands)

	As of
	Mar. 31, 2016	Dec. 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$ 62,739	$ 76,088
Short-term investments	38,364	23,294
Restricted cash	2,659	2,660
Accounts receivable, net	87,174	83,161
Inventories, net	62,525	65,602
Prepaid expenses and other current assets	15,035	12,393
Total current assets	268,496	263,198
Property, plant and equipment, net	66,078	62,618
Purchased intangible assets, net	8,699	9,852
Goodwill	1,115	1,115
Other long-term assets	4,895	5,095
Total assets	$ 349,283	$ 341,878

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 55,104	$ 50,620
Notes payable and short-term borrowing	32,650	32,657
Current portion of long-term debt	815	760
Accrued and other current liabilities	21,356	27,950
Total current liabilities	109,925	111,987
Long-term debt, net of current portion	11,318	10,759
Other noncurrent liabilities	7,953	7,476
Total liabilities	129,196	130,222

Stockholders' equity:
Common stock	103	102
Additional paid-in capital	515,777	511,750
Accumulated other comprehensive income (loss)	370	(1,723)
Accumulated deficit	(296,163)	(298,473)
Total stockholders' equity	220,087	211,656
Total liabilities and stockholders' equity	$ 349,283	$ 341,878

NeoPhotonics Corporation

Condensed Consolidated Statements of Operations (Unaudited)

(In thousands, except percentages and per share data)

	Three Months Ended
	Mar. 31, 2016	Dec. 31, 2015	Mar. 31, 2015

Revenue	$ 99,145	$ 89,123	$ 81,384
Cost of goods sold (1)	68,023	64,013	57,331
Gross profit	31,122	25,110	24,053
Gross margin	31.4%	28.2%	29.6%
Operating expenses:
Research and development (1)	12,952	11,831	10,482
Sales and marketing (1)	3,931	4,384	3,744
General and administrative (1)	9,084	8,636	8,196
Amortization of purchased intangible assets	453	447	449
Acquisition-related costs	-	467	140
Restructuring charges	-	-	6
Total operating expenses	26,420	25,765	23,017
Income (loss) from operations	4,702	(655)	1,036
Interest income	55	37	30
Interest expense	(102)	(110)	(506)
Other (expense) income, net	(1,304)	1,533	(46)
Total interest and other (expense) income, net	(1,351)	1,460	(522)
Income before income taxes	3,351	805	514
Provision for income taxes	(1,041)	(406)	(414)
Net income	$ 2,310	$ 399	$ 100
Basic net income per share	$ 0.06	$ 0.01	$ 0.00
Diluted net income per share	$ 0.05	$ 0.01	$ 0.00
Weighted averages shares used to compute basic net income per share	41,121	40,739	32,780
Weighted averages shares used to compute diluted net income per share	43,648	42,668	33,031
(1) Includes stock-based compensation expense as follows for the periods presented:
Cost of goods sold	$ 589	$ 216	$ 370
Research and development	971	692	493
Sales and marketing	887	619	453
General and administrative	992	818	740
Total stock-based compensation expense	$ 3,439	$ 2,345	$ 2,056

NeoPhotonics Corporation

Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited)

(In thousands, except percentages and per share data)

	Three Months Ended
	Mar. 31, 2016	Dec. 31, 2015	Mar. 31, 2015

NON-GAAP GROSS PROFIT:
GAAP gross profit	$ 31,122	$ 25,110	$ 24,053
Stock-based compensation expense	589	216	370
Amortization of purchased intangible assets	841	837	839
Depreciation of acquisition-related fixed asset step-up	(62)	(61)	172
Amortization of acquisition-related inventory step-up	-	(5)	78
End-of-life related inventory write-down	-	2,768	-
Non-GAAP gross profit	$ 32,490	$ 28,865	$ 25,512
Non-GAAP gross margin as a % of revenue	32.8%	32.4%	31.3%

NON-GAAP TOTAL OPERATING EXPENSES:
GAAP Total operating expenses	$ 26,420	$ 25,765	$ 23,017
Stock-based compensation expense	(2,850)	(2,129)	(1,686)
Amortization of purchased intangible assets	(453)	(447)	(449)
Depreciation of acquisition-related fixed asset step-up	(93)	(101)	(290)
Acquisition-related costs	-	(467)	(140)
Restructuring charges	-	-	(6)
Litigation	-	-	(278)
Non-GAAP total operating expenses	$ 23,024	$ 22,621	$ 20,168
Non-GAAP total operating expenses as a % of revenue	23.2%	25.4%	24.8%

NON-GAAP OPERATING INCOME:
GAAP operating income (loss)	$ 4,702	$ (655)	$ 1,036
Stock-based compensation expense	3,439	2,345	2,056
Amortization of purchased intangible assets	1,294	1,284	1,288
Depreciation of acquisition-related fixed asset step-up	31	40	462
Amortization of acquisition-related inventory step-up	-	(5)	78
Acquisition-related costs	-	467	140
End-of-life related inventory write-down	-	2,768	-
Restructuring charges	-	-	6
Litigation	-	-	278
Non-GAAP operating income	$ 9,466	$ 6,244	$ 5,344
Non-GAAP operating margin as a % of revenue	9.5%	7.0%	6.6%

NeoPhotonics Corporation

Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited)

(In thousands, except percentages and per share data)

	Three Months Ended
	Mar. 31, 2016	Dec. 31, 2015	Mar. 31, 2015
NON-GAAP NET INCOME:
GAAP net income	$ 2,310	$ 399	$ 100
Stock-based compensation expense	3,439	2,345	2,056
Amortization of purchased intangible assets	1,294	1,284	1,288
Depreciation of acquisition-related fixed asset step-up	31	40	462
Amortization of acquisition-related inventory step-up	-	(5)	78
Acquisition-related costs	-	467	140
End-of-life related inventory write-down	-	2,768	-
Restructuring charges	-	-	6
Litigation	-	-	278
Income tax effect of Non-GAAP adjustments	(124)	(375)	(249)
Non-GAAP net income	$ 6,950	$ 6,923	$ 4,159
Non-GAAP net income as a % of revenue	7.0%	7.8%	5.1%

ADJUSTED EBITDA:
GAAP net income	$ 2,310	$ 399	$ 100
Stock-based compensation expense	3,439	2,345	2,056
Amortization of purchased intangible assets	1,294	1,284	1,288
Depreciation of acquisition-related fixed asset step-up	31	40	462
Amortization of acquisition-related inventory step-up	-	(5)	78
Acquisition-related costs	-	467	140
End-of-life related inventory write-down	-	2,768	-
Restructuring charges	-	-	6
Litigation	-	-	278
Interest expense, net	47	73	476
Provision for income taxes	1,041	406	414
Depreciation expense	4,128	4,040	4,556
Adjusted EBITDA	$ 12,290	$ 11,817	$ 9,854
Adjusted EBITDA as a % of revenue	12.4%	13.3%	12.1%

BASIC AND DILUTED NET INCOME PER SHARE:
GAAP basic net income per share	$ 0.06	$ 0.01	$ 0.00
GAAP diluted net income per share	$ 0.05	$ 0.01	$ 0.00
Non-GAAP basic net income per share	$ 0.17	$ 0.17	$ 0.13
Non-GAAP diluted net income per share	$ 0.15	$ 0.16	$ 0.13

SHARES USED TO COMPUTE GAAP AND NON-GAAP BASIC NET INCOME PER SHARE	41,121	40,739	32,780
SHARES USED TO COMPUTE GAAP DILUTED NET INCOME PER SHARE	43,648	42,668	33,031
SHARES USED TO COMPUTE NON-GAAP DILUTED NET INCOME PER SHARE	45,113	44,289	33,240